EXHIBIT 11.1
                      AMERICAN BIOMED, INC. AND SUBSIDIARY

                      COMPUTATION OF LOSS PER COMMON SHARE
                                   (Unaudited)

                                                        Three Months Ended               Nine Months Ended
                                                           September 30,                   September 30,
                                                       1997           1996             1997             1996
                                                  ------------    -----------     ------------     ------------
Computation of loss per common share:

   Net Loss                                       $   (619,290)   $  (648,992)    $ (1,822,494)    $ (1,876,388)

   Less preferred stock dividends                                                                      (540,556)
                                                  ------------    -----------     ------------     ------------

   Net loss available to common shareholders      $   (619,290)   $  (648,992)    $ (1,822,494)    $ (2,416,944)
                                                  ============    ===========     ============     ============

   Weighted average number of common
     shares outstanding                             15,823,589     12,299,078       14,799,314       10,688,212
                                                  ============    ===========     ============     ============


   Loss per common share                          $       (.04)   $      (.05)    $       (.12)    $       (.23)
                                                  ============    ===========     ============     ============

Computation of loss per common share
   assuming full dilution (A):

   Weighted average number of shares
      Outstanding                                   15,823,589     12,299,078       14,799,314       10,688,212
                                                  ============    ===========     ============     ============

   Loss per common share assuming full
       Dilution                                   $       (.04)   $      (.05)    $       (.12)    $       (.23)
                                                  ============    ===========     ============     ============


-------------------
     (A) This calculation is submitted in accordance with Securities and Exchange Act of 1934 Release No. 9083 although it is contrary to APB Opinion 15 because it does not result in any dilution.